ITEM 77(Q)(a) - COPIES OF ANY MATERIAL
AMENDMENTS TO THE REGISTRANT'S
CHARTER OR BY-LAWS



AMENDMENT #16
TO THE RESTATED AND AMENDED
DECLARATION OF TRUST
FEDERATED INCOME SECURITIES TRUST

Dated May 19, 2000

	This Declaration of Trust is
amended as follows:

       Strike the first paragraph of Sec
tion 5 of Article III from the Declaration of Trust and substitute in its place the following:

	"Section 5.  Establishment and Des
ignation of Series or Class. Without limiting the authority of the Trustees set forth in Article XII,
Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series and Classes of the Trust a re established and designated as:

Federated Capital Income Fund
Class A Shares
Class B Shares
Class C Shares
Class F Shares
Federated Fund for U. S. Government Securities
Class A Shares
Class B Shares
Class C Shares
Federated Intermediate Corporate Bond Fund
Institutional Service Shares
Institutional Shares
Federated Muni and Stock Advantage Fund
Class A Shares
Class B Shares
Class C Shares
Class F Shares
Federated Real Return Bond Fund
Class A Shares
Class C Shares
Institutional Shares
Federated Short-Term Income Fund
Class A Shares
Class Y Shares
Institutional Service Shares
Institutional Shares
Federated Stock and California Muni Fund
Class A Shares
Class C Shares







	The undersigned hereby certify that the
 above stated Amendment is a true and correct
Amendment to the Declaration of Trust, as adopt ed by the Board of Trustees at a meeting on the 18th day of May, 2007.

	WITNESS the due execution hereof this 18th day of May, 2007.

/s/ John F. Donahue		/s/ Peter E. Madden
John F. Donahue		Peter E. Madden

/s/ Thomas G. Bigley		/s/ Charles F. Mansfield, Jr.
Thomas G. Bigley		Charles F. Mansfield, Jr.

/s/ John T. Conroy, Jr.		/s/ John E. Murray, Jr.
John T. Conroy, Jr.		John E. Murray, Jr.

/s/ Nicholas P. Constantakis		/s/ Thomas M. O'Neill
Nicholas P. Constantakis		Thomas M. O'Neill

/s/ John F. Cunningham		/s/ Marjorie P. Smuts
John F. Cunningham		Marjorie P. Smuts

/s/ J. Christopher Donahue		/s/ John S. Walsh
J. Christopher Donahue		John S. Walsh

/s/ Lawrence D. Ellis, M.D.		/s/ James F. Will
Lawrence D. Ellis, M.D.		James F. Will